UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2007
V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

105 Corporate Center Boulevard
Greensboro, North Carolina		27408
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code 336-424-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers

Item 5.02(e). Compensatory Arrangements of Certain Officers.
On April 24, 2007, the shareholders of VF Corporation approved an Amendment and Restatement of VF’s 1996 Stock Compensation Plan (the “Amended and Restated Plan”). A description of the terms and conditions of the Amended and Restated Plan is set forth in the VF Corporation Proxy Statement for the 2007 Annual Meeting of Shareholders (the “2007 Proxy Statement”) filed with the Securities and Exchange Commission on March 22, 2007, and a copy of the Amended and Restated Plan is attached to the 2007 Proxy Statement as Appendix B, incorporated herein by reference.

By:	/s/ Candace S. Cummings
Candace S. Cummings
Vice President- Administration,
General Counsel and Secretary